THE SECURITIES TO WHICH THIS SHARE EXCHANGE AGREEMENT RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT is made effective as of 25th April, 2011.

AMONG:

FRESHWATER TECHNOLOGIES INC., a Nevada corporation

(“Freshwater”)

AND:

Christopher Martinez, a businessman residing in New York, New York

(“Martinez”)

WHEREAS:

A.   The parties hereto wish to enter this Share Exchange Agreement (“Agreement”) whereby Freshwater will issue 100,000,000 shares of common stock in the capital of Freshwater and additional consideration to Martinez in exchange for the acquisition of certain assets pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.DEFINITIONS

1.1	Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Acquired Assets” means all assets listed in Schedule 1 hereto

(b)	“Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(c)	“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the issuance of the Freshwater Shares to Martinez;

(d)
“Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which time the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(e)	“Closing Date” shall a date mutually agreed upon by the parties hereto in writing and in accordance with Section 8.1(d) of this Agreement;

(f)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(g)
“Liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

(h)
“Loss” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Freshwater or Martinez including damages for lost profits or lost business opportunities.

(i)	“SEC” shall mean the United States Securities and Exchange Commission;

(j)
“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(k)	“Transaction” shall mean the exchange of Consideration pursuant to this Agreement as described in Section 2.2;

(l)	“1933 Act” shall mean the United States Securities Act of 1933, as amended;

(m)	“1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended; and,

(n)	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1 - The Acquired Assets
Schedule 2 - Freshwater Outstanding Options and Other Convertible Securities
Schedule 3 - Impairments to Title of Acquired Assets
Schedule 4 - Payment of Accounts Payable
Schedule 5 - Certificate of U.S. Selling Shareholder

1.2	Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.   AGREEMENT OF EXCHANGE OF SHARES AND OTHER CONSIDERATION

2.1
Shares. Subject to the terms and conditions of this Agreement, Freshwater hereby covenants and agrees to sell, assign and transfer the Shares and other consideration set out in Section 2.2 below to Martinez, and Martinez hereby covenants and agrees to purchase from Freshwater the Shares and other consideration for the consideration set out in Section 2.2 below.

2.2	Consideration.

(a)	As consideration for the sale of the Shares and other consideration by Freshwater, Martinez shall deliver the following consideration to Freshwater:

(i)	ownership and possession of the Acquired Assets;

(ii)	payment of the amounts owing to Freshwater’s outgoing directors as further described in Section 3.4(c).

(b)	As consideration for the consideration provided by Martinez, Freshwater shall pay the following consideration to Martinez:

(i)	the Shares.

(c)
Martinez acknowledges and agrees that the Shares are being issued pursuant to a safe harbor from the prospectus and registration requirements of the 1933 Act. Martinez agrees to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Legislation. All certificates representing the Shares issued on Closing will be endorsed with restrictive legends substantially in the same form as follows pursuant to the 1933 Act, in order to reflect the fact that the Shares are restricted securities and will be issued to Martinez pursuant to a safe harbor from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Martinez shall complete, execute and deliver Schedule 5 to this Agreement, and agrees that the representations set out in such schedule as executed by Martinez will be true and correct as of the Closing Date.

2.3
Restricted Shares. Martinez acknowledges that the Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all applicable securities laws. Martinez agrees that he has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. or other applicable securities laws generally. Freshwater has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act.

2.4
Exemptions. Martinez acknowledge that Freshwater has advised such Martinez that Freshwater is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation, and, as a consequence, Martinez will not be entitled to certain protections, rights and remedies available under Applicable Securities Legislation, including statutory rights of rescission or damages, and Martinez will not receive information that would otherwise be required to be provided to Martinez pursuant to Applicable Securities Legislation.

3.   REPRESENTATIONS AND WARRANTIES OF MARTINEZ

Martinez represents and warrants to Freshwater, and acknowledges that Freshwater is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Freshwater, as follows:

3.1	History of Assets. The Acquired Assets have not previously been owned by a corporation or other entity other than an individual person.

3.2
Authority. Martinez has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Martinez Documents”) to be signed by Martinez and to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of Martinez Documents by Martinez and the consummation of the transactions contemplated hereby have been duly authorized. No other proceedings on the part of Martinez is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Martinez Documents when executed and delivered by Martinez will be, duly executed and delivered by Martinez and this Agreement is, and the other Martinez Documents when executed and delivered by Martinez as contemplated hereby will be, valid and binding obligations of Martinez enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3
Title to the Acquired Assets. Martinez possesses, and has good and marketable title of all of the Acquired Assets. All such property is used in the business of Martinez.  All Acquired Assets are owned by Martinez free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 5 to this Agreement.

3.4	Payment of Accounts Payable.

(a)
Martinez acknowledges and agrees that he shall pay all of the accounts payable and any interest accrued thereon of Freshwater that are stated in Schedule 4 hereto within 15 days of the Closing of this Agreement.

(b)
Martinez acknowledges and agrees that, upon the Closing of the Transaction, he shall pay all of the accounts payable of Freshwater to Bacchus Law Corporation and Bacchus Filings, as provided to him by invoice by Freshwater on the business day before the Closing Date, for the reasonable fees related to the legal, edgarizing and filing services provided to Freshwater.

(c)
Martinez acknowledges and agrees that, upon the Closing of the Transaction, he shall pay all of the amounts owing by Freshwater to two of its outgoing directors, as provided to him by Freshwater on the business day before the Closing Date.  The estimated amount of these amounts payable as of the date of this Agreement total $83,797 of which $65,653 is owed to Robertson and $18,144 is owed to Weissengruber .

(d)
Martinez acknowledges and agrees that, upon the Closing of the Transaction, the debt of Freshwater to Asher Enterprises, Inc. and any other creditors of any other convertible notes held by Freshwater pursuant to any outstanding convertible debts shall continue to be the debts of Freshwater and he undertakes as the new control person of Freshwater to negotiate and arrange for payment of those debts with Asher Enterprises and the creditors of any other convertible notes held by Freshwater.

3.5	Non-Contravention. Neither the execution, delivery, performance of this Agreement nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Acquired Assets under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Martinez, or any of its material property or assets; or,

(b)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Martinez or any of the Acquired Assets.

3.6
Actions and Proceedings. To the best knowledge of Martinez, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Martinez or the Acquired Assets that involves any of the business, or the properties or assets of Martinez that, if adversely resolved or determined, would have a material adverse effect on the Acquired assets (a “Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Martinez Material Adverse Effect.

3.7	Absence of Changes. Except as otherwise stated in this Agreement, from the date of this Agreement to the Closing of this Transaction, Martinez shall not:

(a)	fail to pay or discharge when due any liabilities of which the failure to pay or discharge would cause any material damage or risk of material loss to any of the Acquired Assets;

(b)	sell, encumber, assign or transfer any of the Acquired Assets;

(c)
create, incur, assume or guarantee any indebtedness for money borrowed, or mortgage, pledge or subject any of the Acquired Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

3.8
Completeness of Disclosure. No representation or warranty by Martinez in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Freshwater pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

 4.   REPRESENTATIONS AND WARRANTIES OF FRESHWATER

Freshwater represents and warrants to Martinez and acknowledges that Martinez is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Martinez as follows:

4.1
Organization and Good Standing. Freshwater is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2
Authority. Freshwater has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Freshwater Documents”) to be signed by Freshwater and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Freshwater Documents by Freshwater and the consummation by Freshwater of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Freshwater is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Freshwater Documents when executed and delivered by Freshwater as contemplated by this Agreement will be, duly executed and delivered by Freshwater and this Agreement is, and the other Freshwater Documents when executed and delivered by Freshwater, as contemplated hereby will be, valid and binding obligations of Freshwater enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3
Capitalization of Freshwater. Immediately prior to the Closing of this Agreement, the entire authorized capital stock and other equity securities of Freshwater shall consist of 400,000,000 shares of common stock with a par value of $0.001 (the “Freshwater Common Stock”) and there shall be no more than 254,989 shares of Freshwater Common Stock issued and outstanding. All of the issued and outstanding shares of Freshwater Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Other than the as stated in Schedule “2” hereto and the share issuances contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Freshwater to issue any additional shares of Freshwater Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Freshwater any shares of Freshwater Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Freshwater Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Freshwater Common Stock other than those shares held by affiliates of Freshwater.

4.4
Corporate Records of Freshwater. The corporate records of Freshwater, as required to be maintained by it pursuant to the Nevada Corporations Code, are accurate, complete and current in all material respects, and the minute book of Freshwater is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Freshwater.

4.5	Non-Contravention. Neither the execution, delivery, performance of this Agreement nor the consummation of this Transaction will:

(a)
Subject to Section 3.4(d) and 5.1(d), conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Freshwater under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Freshwater or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Freshwater; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Freshwater or any of its material property or assets.

4.6
Validity of Freshwater Shares. The Freshwater Shares to be issued to Martinez upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.7
Actions and Proceedings. To the best knowledge of Freshwater, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Freshwater, threatened against Freshwater which involves any of the business, or the properties or assets of Freshwater that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Freshwater taken as a whole (an “Freshwater Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Freshwater Material Adverse Effect.

4.9	Compliance.

(a)
To the best knowledge of Freshwater, Freshwater is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Freshwater;

(b)
To the best knowledge of Freshwater, Freshwater is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute an Freshwater Material Adverse Effect;

(c)
Freshwater has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Freshwater, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)
Freshwater has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Freshwater has not received any notice of any violation thereof, nor is Freshwater aware of any valid basis therefore.

4.10
Filings, Consents and Approvals. Freshwater shall conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority, shareholders or other person that is necessary for the consummation by Freshwater of the Transaction contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11
SEC Filings. Freshwater has furnished or made available to Martinez a true and complete copy of each report, schedule, registration statement and proxy statement filed by Freshwater with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Freshwater SEC Documents”). As of their respective dates, the Freshwater SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Freshwater SEC Documents.

4.12
Absence of Undisclosed Liabilities. Except as disclosed in this Agreement, Freshwater does not have any material liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that could in the aggregate exceed $5,000, which have not heretofore been paid or discharged.

4.13
Board of Directors. All members of the Board of Directors and all corporate officers of Buyer shall resign and a new Board of Directors of Buyer shall be appointed by Martinez simultaneously with the Closing

4.14	Absence of Certain Changes or Events. Except as and to the extent disclosed in the Freshwater SEC Documents, there has not been:

(a)	a Freshwater Material Adverse Effect; or

(b)	any material change by Freshwater in its accounting methods, principles or practices.

4.15	No Subsidiaries. Freshwater does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.16
Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Freshwater, except as disclosed in the Freshwater SEC Documents.

4.17	Employees and Consultants. Freshwater does not have any employees or consultants, except as disclosed in the Freshwater SEC Documents.

4.18
Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Freshwater is a party, except as disclosed in the Freshwater SEC Documents.

4.19
No Brokers. Freshwater has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.20	Certain Transactions. Freshwater is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.21
Completeness of Disclosure. No representation or warranty by Freshwater in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Martinez pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.   CLOSING CONDITIONS

5.1
Conditions Precedent to Closing by Freshwater. The obligation of Freshwater to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of Freshwater and may be waived by Freshwater in its sole discretion.

(a)
Freshwater shall have entered into consulting agreements with Brian Robertson, Max Weissengruber and Michael Borrelli (“Consulting Agreements”) for their consulting services to continue following the Closing Date on the terms and conditions agreed to by the parties, acting reasonably and in good faith;

(b)
If required by applicable laws, Freshwater shall have obtained shareholder approval for the purchase and sale of the inventory and assets of Freshwater’s water treatment business and name to Brian Robertson and Max Weissengruber

(c)
Freshwater shall have entered into an agreement of purchase and sale with Brian Robertson and Max Weissengruber for the purchase and sale of the inventory and assets of Freshwater’s water treatment business (“Agreement of Purchase and Sale”), which will be discontinued following the Closing Date of this Agreement.  The inventory and assets  of Freshwater’s water treatment business shall be sold to Brian Robertson and Max Weissengruber for an amount totaling $115,823 and subject to terms and conditions agreed to by the parties, acting reasonably and in good faith;

(d)
Freshwater shall have entered into an agreement with its creditors in all outstanding convertible notes that will allow Freshwater to carry out this Transaction .  If such an agreement is not reached prior to the Closing Date, then  Martinez shall have paid all amounts owing to the creditors of the notes to have those notes satisfied in full;

(e)
Representations and Warranties. The representations and warranties of Martinez set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Martinez will have delivered to Freshwater a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Martinez Canada respectively in this Agreement are true and correct.

(f)
Performance. All of the covenants and obligations that Martinez are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

(g)
Transaction Documents. This Agreement, the Martinez Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Freshwater, will have been executed and delivered to Freshwater.

(h)
Third Party Consents. Freshwater shall have received shareholder consent, as required pursuant to the applicable Nevada statutes for all corporate actions to be undertaken by it pursuant to this Agreement.

(i)
Third Party Consents. Freshwater will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Freshwater.

(j)	No Material Adverse Change. No Martinez Material Adverse Effect will have occurred since the date of this Agreement.

(k)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	preventthe consummation of any of the transactions contemplated by this Agreement, or

(ii)	cause the Transaction to be rescinded following consummation.

(l)
Due Diligence. Freshwater and its solicitors will be reasonably satisfied with their due diligence investigation of Martinez that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Martinez that are reasonably germane to the Transaction; and,

(ii)	title to the Acquired Assets held by Martinez.

5.2
Conditions Precedent to Closing by Martinez. The obligation of Martinez to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of Martinez and may be waived by Martinez in their discretion.

(a)	Reverse. Split. Buyer shall have effectuated a 1000 to 1 reverse split of its common stock;

(b)	Name. Buyer shall have obtained shareholder approval to rename the company “Agent155 Media Corp.”;

(c)
Representations and Warranties. The representations and warranties of Freshwater set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Freshwater will have delivered to Martinez a certificate dated the Closing Date, to the effect that the representations and warranties made by Freshwater in this Agreement are true and correct.

(d)
Performance. All of the covenants and obligations that Freshwater is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects. Freshwater shall have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(e)	Compliance. Upon the closing of this Agreement, Freshwater shall be in compliance with its reporting requirements under the 1934 Act.

(f)
Transaction Documents. This Agreement, the Freshwater Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Martinez, shall have been executed and delivered by Freshwater.

(g)	Secretary’s Certificate - Freshwater. Martinez shall have received a certificate from the Secretary of Freshwater attaching:

(i)	a copy of Freshwater’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)	copies of resolutions duly adopted by the board of directors of Freshwater approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(h)	No Material Adverse Change. No Freshwater Material Adverse Effect shall have occurred since the date of this Agreement.

(i)
No Action. No suit, action, or proceeding shall be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or,

(ii)	cause the Transaction to be rescinded following consummation.

(j)
Outstanding Shares. Freshwater shall have issued and outstanding no more than 254,989 shares of Freshwater Common Stock immediately prior to the issuance of the Freshwater Shares as contemplated by this Agreement.

(k)
Due Diligence Review of Financial Statements. Martinez and its accountants shall be reasonably satisfied with their due diligence investigation and review of the Freshwater SEC Documents, and the contents thereof, prepared in accordance with the United States generally accepted accounting principles applied in a manner consistent with prior periods.

6.   ADDITIONAL COVENANTS OF THE PARTIES

6.1
Access and Investigation. Between the date of this Agreement and the Closing Date, Martinez, on the one hand, and Freshwater, on the other hand, shall, and shall cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)
furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives shall be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party shall instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.2
Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement shall promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party shall promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party shall promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.3
Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Martinez and Freshwater shall not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the Acquired Assets or any of the capital stock of Freshwater or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.4
Conduct of Martinez and Freshwater Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that Martinez otherwise consents in writing, Freshwater shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.5
Full Disclosure Requirement. Martinez acknowledges that Freshwater is required to file with the SEC upon Closing a disclosure document which includes discussion of many aspects of its future business, financial affairs, risks and management. Martinez shall cooperate fully in providing Freshwater with all information and documentation reasonably requested.

6.6	Certain Acts Prohibited - Freshwater. Between the date of this Agreement and the Closing Date, Freshwater shall not, without the prior written consent of Martinez:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Freshwater except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Freshwater property or assets except in the ordinary course of business consistent with past practice; or,

(c)
materially increase benefits or compensation expenses of Freshwater, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.7
Public Announcements. Until the Closing Date, Freshwater and Martinez each agree that they shall not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Martinez acknowledges that Freshwater must comply with securities laws requiring full disclosure of material facts and agreements in which it is involved, and shall co-operate to assist Freshwater in meeting its obligations.

7.   CLOSING

7.1
Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Freshwater or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Martinez and Freshwater, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2	Closing Deliveries of Martinez. At Closing, Martinez shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Freshwater:

(a)	Proof of the conveyance of ownership of the Acquired Assets from Martinez to Freshwater;

(b)	Payment in the form of certified checks, money orders or wire to Bacchus Law Corp and Bacchus Filings in the amounts set out in the invoice described in Section 3.4(b);

(c)	Payment in the form of certified check, money order or wire to the outgoing directors of Freshwater in the amounts set out described in Section 3.4(c);

(d)	Delivery of the executed Consulting Agreements and Agreement of Purchase and Sale as set out in Section 5.1 (a) and (c);

(e)	all certificates and other documents required by Section 5.1 of this Agreement;

(f)	a certificate of an officer of Martinez, dated as of Closing, certifying that:

(i)	each respective covenant and obligation of Martinez has been complied with, and

(ii)	each respective representation, warranty and covenant of Martinez is true and correct at the Closing as if made on and as of the Closing; and

(g)	The Martinez Documents and any other necessary documents, each duly executed by Martinez, as required to give effect to the Transaction.

7.3	Closing Deliveries of Freshwater. At Closing, Freshwater shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Martinez:

(a)
copies of all resolutions, resignations and/or consent actions adopted by or on behalf of the board of directors of Freshwater evidencing approval of this Agreement, the resignation and appointment of Directors, the Name Change and the Transaction;

(b)	share certificates representing the Shares registered in the name of Martinez or his designates, as applicable;

(c)	all certificates and other documents required by Section 5.2 of this Agreement;

(d)	a certificate of an officer of Freshwater, dated as of Closing, certifying that:

(i)	each covenant and obligation of Freshwater has been complied with, and

(ii)	each representation, warranty and covenant of Freshwater is true and correct at the Closing as if made on and as of the Closing; and

(e)	theFreshwater Documents and any other necessary documents, each duly executed by Freshwater, as required to give effect to the Transaction.

8.   TERMINATION

8.1	Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Freshwater and Martinez;

(b)
Freshwater, if there has been a material breach by Martinez or any of Martinez of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Martinez that is not cured, to the reasonable satisfaction of Freshwater, within ten business days after notice of such breach is given by Freshwater (except that no cure period shall be provided for a breach by Martinez that by its nature cannot be cured);

(c)
Martinez, if there has been a material breach by Freshwater of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Freshwater that is not cured, to the reasonable satisfaction of Martinez, within ten business days after notice of such breach is given by Martinez (except that no cure period shall be provided for a breach by Freshwater that by its nature cannot be cured);

(d)	Freshwater or Martinez, if the Transaction contemplated by this Agreement has not been consummated prior to June 30, 2011 unless Freshwater and Martinez agree to extend such date in writing; or,

(e)	Freshwater or Martinez, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

8.2
Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, provided, however, that no termination of this Agreement shall relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.   INDEMNIFICATION, REMEDIES, SURVIVAL

9.1
Certain Definitions. For the purposes of this Section 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $5,000, but excluding any indirect, consequential or punitive damages suffered by Freshwater or Martinez including damages for lost profits or lost business opportunities.

9.2
Martinez Indemnity. Martinez shall and does hereby indemnify, defend, and hold harmless Freshwater and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Freshwater and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by Martinez of this Agreement; or

(b)
any misstatement, misrepresentation or breach of the representations and warranties made by Martinez contained in or made pursuant to this Agreement , any Martinez Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3
Freshwater Indemnity. Freshwater shall and does hereby indemnify, defend, and hold harmless Martinez from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Martinez by reason of, resulting from, based upon or arising out of:

(a)	any breach by Freshwater of this Agreement; or

(b)
any misrepresentation, misstatement or breach of warranty of Freshwater contained in or made pursuant to this Agreement, any Freshwater Document or any certificate or other instrument delivered pursuant to this Agreement.

10.   GENERAL

10.1
Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement shall be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements shall survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2
Further Assurances and Provision of Information. Each of the parties hereto shall co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Martinez agrees to provide such information as requested by Freshwater in a timely manner prior to Closing Date.

10.3	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4
Expenses. Except as otherwise stated in this Agreement, Martinez shall pay and be responsible for the expenses incurred by both parties in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.5
Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6
Notices. All notices and other communications required or permitted under to this Agreement shall be sent to the addresses exchanged by the parties hereto for this purpose, as may from time to time be updated by one party to the other, must be in writing and shall be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications shall be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and,

(d)	in the case of mailing, on the fifth business day following mailing.

10.7	Headings. The headings contained in this Agreement are for convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8	Benefits. This Agreement is and shall only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the Federal laws applicable to the subject matter in the State of Nevada.

10.11	Gender. All references to any party shall be read with such changes in number and gender as the context or reference requires.

10.12
Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.13	Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution shall be effective for all purposes.

10.14
Independent Legal Advice. Martinez confirms that he has been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and does not rely on the representations of Freshwater or its advisors respecting the legal effects of this Agreement.

10.15	Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

10.16	References. Unless otherwise explicitly stated, all references to a “Section” “Schedule” or Exhibit” herein refer to a section, schedule or exhibit in and to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

FRESHWATER TECHNOLOGIES INC. (a Nevada corporation)

Per:  /s/ Max Weissengruber
        Max Weissengruber
        President, CEO and Director

Signed and Delivered by Christopher Martinez in the presence of:	)
)
/s/ Shawn Unger	)	/s/ Christopher Martinez
Witness (Signature))		Christopher Martinez
)
Shawn Unger	)
Name (please print))

SCHEDULE 1

TO THE AGREEMENT DATED BETWEEN FRESHWATER AND MARTINEZ

The Acquired Assets

The following sets out the Acquired Assets to be exchange for the Shares and other consideration pursuant to the Agreement:

		Estimated Value
1. PHP CODE	- Hypertext Preprocessor – essential system to support web pages - requires thousands of hours to create overall website for Agent155	$1,400,000
2. HTML Code	- Hertext Markup Language-the language or code used to actually create web pages for Agent155	$ 50,000
3. Linux Code	- Unix - like computer operating system -helps create Agent155 data base	$ 10,000
4. Servers	- computers linking other computers together via the internet	$ 150,000
5. MYSQL Code	- system to provide relational database management to allow Agent155 Website to link information from different pages on website	$ 10,000
6. Flash Code	- creates the multi media platform allowing for animation, video, pictures to be displayed on Agent155 website	$ 25,000
7. Multi-Media Content	- systems-to display video, graphics, music via MP3-MP4 These particular media represent significant revenue opportunities for Agent115	$100,000
8. Goodwill	- Based on 9,088 member s from 2004-2006, Agent155 Domain name (2004)	$200,000
Total Estimated Value of Acquired Assets		$1,945,000

SCHEDULE 2

TO THE AGREEMENT DATED BETWEEN FRESHWATER AND MARTINEZ

Freshwater Outstanding Options and Other Convertible Securities

The following table lists the material details of all outstanding Convertible Securities of Freshwater:

Asher nterprises 8% Convertible Note dated May 3, 2010	$11,000
Asher Enterprises 8% Convertible Note dated May 18, 2010	$35,000
Asher Enterprises 8% Convertible Note dated July 14, 2010	$30,000
Asher Enterprises 8% Convertible Note dated Sept. 7, 2010	$25,000

These notes are convertible into shares of Freshwater’s Class A common stock at a 40% to 45% discount of the average of the lowest 3 trading prices (the closing bid price on the Over-the-Counter Bulletin Board or applicable trading market) for Freshwater’s common stock during the ten trading day period ending one trading day prior to the date the conversion notice is sent by the noteholder to Freshwater.

SCHEDULE 3

TO THE AGREEMENT BETWEEN FRESHWATER and MARTINEZ

Impairments to Title of Acquired Assets

None

SCHEDULE 4

TO THE AGREEMENT BETWEEN FRESHWATER AND MARTINEZ

Payment of Accounts Payable

Martinez shall pay the following accounts payable of Freshwater within 15 days of the Closing of the Agreement:

Clark, Wilson	$ 4,139.77
Business Wire	1,176.50
Manning Elliott	13,974.25
Market Wire	4,320.75
Sue Ruggero	300.00
Signature Trust	602.17
Viqua Corporation	-
Newsfile Corp.	-
Sea Air	-
Luis Buitrago	1,000.00
Ancizar Rendon	1,000.00
Claudio Sgarbi	22,883.00 (13,130 EUROS)
TOTAL	$62,846.14

SCHEDULE 5

TO THE AGREEMENT BETWEEN FRESHWATER AND MARTINEZ

Certificate of U.S. Selling Shareholder

In connection with the issuance of common stock (“Freshwater Common Stock”) of Freshwater Technologies Inc. (“Freshwater”) pursuant to the Agreement between Freshwater and Christopher Martinez (“Martinez”) as set out in the Agreement, the undersigned hereby agrees, represents and warrants that:

1.
Freshwater is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless Freshwater from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

2.
the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Freshwater Common Stock and, with respect to applicable resale restrictions, is solely responsible (and Freshwater is not in any way responsible) for compliance with applicable resale restrictions;

3.
none of the Freshwater Common Stock is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Freshwater Common Stock will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Freshwater on the OTC Bulletin Board;

4.	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Freshwater Common Stock;

5.	the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

6.
No person has made to the undersigned any written or oral representations: (i) that any person will resell or repurchase any of the Freshwater Common Stock; (ii) that any person will refund the purchase price of any of the Freshwater Common Stock; (iii) as to the future price or value of any of the Freshwater Common Stock; or (iv) that any of the Freshwater Common Stock will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Freshwater Common Stock on any stock exchange or automated dealer quotation system, except the OTCBB.

The shareholder acknowledges and agrees that the shareholder may be required by Freshwater to provide such additional documentation as may be reasonably required by Freshwater and its legal counsel in determining the shareholder’s eligibility to acquire the Freshwater Shares under the Applicable Securities Legislation.

7.
The following Questionnaire is for use by each Selling Shareholder who is a U.S. person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) is acquiring shares of Freshwater Technologies Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each Selling Shareholder will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Freshwater Common Stock will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Freshwater Common Stock or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Selling Shareholder agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The undersigned covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the undersigned satisfies)

Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4
A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

Category 6	A director or executive officer of the Company;

Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note: the undersigned may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the undersigned's status as an Accredited Investor.

If the undersigned is an entity which initialed Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

________________________________________________________________________

The undersigned hereby certifies that the information contained in this Questionnaire is complete and accurate and the undersigned will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the undersigned represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______day of ________________, 2011.

If a Corporation, Partnership or Other Entity:	If an Individual:

_______________________________________________	______________________________________________
Print or Type Name of Entity	Signature

_______________________________________________	______________________________________________
Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. Number